UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2022

US Foods Holding Corp.
(Exact name of registrant as specified in its charter)
Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9399 W. Higgins Road, Suite 100, Rosemont, IL 60018 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)
(847) 720-8000

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2022, US Foods, Inc. (“USF”) entered into an Amendment No. 3 (the “Amendment”) to that certain ABL credit agreement, dated as of May 31, 2019 (as amended, the “ABL Credit Agreement”), among USF, the subsidiaries of USF party thereto, the lenders and issuing lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent, to, among other things, increase the commitments provided by certain lenders thereunder by $310.0 million to an aggregate amount of $2.3 billion, replace the London Interbank Offered Rate interest rate benchmark with a forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York, as determined in accordance with the ABL Credit Agreement, and extend the maturity of the ABL Credit Agreement to December 7, 2027, subject to a springing maturity date in the event that more than $300 million in aggregate principal amount of indebtedness under any of USF’s senior secured term loan facility or senior notes remains outstanding on a date that is 60 days prior to the maturity date for such senior secured term loan facility or senior notes, respectively.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 dated as of December 7, 2022, among US Foods, Inc., the other Loan Parties party thereto, the Lenders and Issuing Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: December 13, 2022	By:	/s/ Dirk J. Locascio
Name: Dirk J. Locascio
Title: Chief Financial Officer